Exhibit 10.2

AMENDMENT NO. 1

TO THE

2024 EQUITY INCENTIVE PLAN OF

VEEA INC.

This Amendment No. 1 (this “Amendment”) to the Veea Inc.’s 2024 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Veea Inc., a Delaware corporation (the “Company”), effective as of December 30, 2025 (the “Amendment Effective Date”), subject to the approval of the Company’s stockholders. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 18(a) of the Plan, the Board may amend, alter, suspend, or terminate the Plan at any time.

C.	The Board believes that it is in the best interests of the Company and its stockholders to amend the Plan, subject to stockholder approval, to increase the Plan Share Limit as set forth herein.

AMENDMENT

Subject to the approval of the Company’s stockholders, effective as of the Amendment Effective Date, Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Basic Limitation. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 9,546,421 Shares plus an increase commencing on January 1, 2026 and continuing annually on each anniversary thereof through and including January 1, 2034, equal to the lesser of (i) three percent (3%) of the Shares issued and outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the Board or the Committee (the “Plan Share Limit”). The Shares subject to the Plan may be authorized but unissued or reacquired shares.

Subject to the approval of the Company’s stockholders, this Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

Except as specifically set forth in this Amendment, there are no other amendments to the Plan, and the Plan shall remain in full force and effect.